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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement file Nos. 333-41360, 333-41366 and 333-55138.



/s/ Arthur Andersen LLP

Stamford, Connecticut
March 28, 2001